                                                                    Exhibit 99.3

                                THE MACLEOD GROUP
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                       December 31,   December 31,
                                                           1996          1995
                                                       ------------   ------------
                          ASSETS
CURRENT ASSETS:
  Cash and cash equivalents .....................         $  460         $  731
  Accounts receivable, net ......................          2,336          2,060
  Inventories (Note 2) ..........................          2,853          2,611
  Prepaid expenses & other current assets .......             61            386
  Deferred taxes (Note 7) .......................            264            482
                                                          ------         ------
    Total current assets ........................          5,974          6,270
Property and equipment, net (Note 3) ............            587            545
Restricted cash .................................            166            156
Other assets ....................................             57            355
                                                          ------         ------
      TOTAL ASSETS ..............................         $6,784         $7,326
                                                          ======         ======
              LIABILITIES AND STOCKHOLDERS EQUITY

CURRENT LIABILITIES:
  Current portion of debt (Notes 5 & 6) .........         $  865         $1,015
  Accounts payable and accrued expenses (Note 4)           1,177          1,125
  Income taxes payable (Note 7) .................            107             35
                                                          ------         ------
    Total current liabilities ...................          2,149          2,175

Deferred taxes (Note 7) .........................            303            499
Long term debt, less current (Note 6) ...........            337            393
                                                          ------         ------
    TOTAL LIABILITIES ...........................          2,789          3,067
                                                          ------         ------
Commitments and contingencies (Note 9)
STOCKHOLDERS EQUITY:
  Common stock (Note 8) .........................             57             57
  Retained Earnings .............................          3,938          4,202
                                                          ------         ------
    TOTAL STOCKHOLDERS EQUITY ...................          3,995          4,259
                                                          ------         ------
      TOTAL LIABILITIES AND STOCKHOLDERS EQUITY .         $6,784         $7,326
                                                          ======         ======

                           See accompanying footnotes

                                THE MACLEOD GROUP
                        CONSOLIDATED STATEMENTS OF INCOME
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                    Six months        Six months
                                                      ended              ended
                                                   December 31,       December 31,
                                                       1996              1995
                                                   ------------      -------------
Revenues .........................................   $ 15,598          $ 17,153
                                                     --------          --------
Costs and expenses:
  Cost of sales and other operating expenses .....     14,633            17,077
  Selling, general and administrative expenses ...      1,077             1,236
                                                     --------          --------
                                                       15,710            18,313
                                                     --------          --------
Loss from operations                                     (112)           (1,160)
Other income (expense):
    Interest income ..............................         67                 6
    Interest expense .............................        (41)              (79)
    Other ........................................        (29)              131
                                                     --------          --------
Loss before income taxes .........................       (115)           (1,102)
Provision (benefit) for income tax ...............        (39)             (314)
                                                     --------          --------
Net loss .........................................   $    (76)         $   (788)
                                                     ========          ========

                           See accompanying footnotes

                                THE MACLEOD GROUP
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                                  Six months      Six months
                                                                                 ended 12/31/96   ended 12/31/95
                                                                                 --------------   --------------
OPERATING ACTIVITIES:
  Net loss ...................................................................     $   (76)            (788)
  Adjustment to reconcile net loss to net cash used in operating activities:
    Depreciation and amortization ............................................         101              187
    Deferred income taxes ....................................................        (115)            (246)
    (Increase) decrease in current assets:
      Accounts receivable ....................................................         (99)            (265)
      Inventories ............................................................        (146)          (1,317)
      Prepaid expenses and other assets ......................................         (55)            (380)
    Increase (decrease) in current liabilities:
      Accounts payable and accrued expenses ..................................         165              648
      Income taxes payable ...................................................        (206)            (619)
                                                                                   -------          -------
  Net cash used in operating activities ......................................        (431)          (2,780)

INVESTING ACTIVITIES:
  Purchase of property and equipment .........................................        (148)             (14)
  Proceeds from sale of equipment ............................................          30                0
  Collection on note receivable ..............................................         815                0
                                                                                   -------          -------
    Net cash provided by (used in) investing activities ......................         697              (14)

FINANCING ACTIVITIES:
  Distribution to shareholders ...............................................        (125)               0
  Net borrowings on line of credit ...........................................           0              950
  Repayment of long-term debt ................................................         (15)             (32)
  Repayment of note payable to stockholder ...................................        (160)               0
                                                                                   -------          -------
    Net cash provided by (used in) financing activities ......................        (300)             918

NET DECREASE IN CASH AND CASH EQUIVALENTS                                              (34)          (1,876)


CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                         494            2,607
                                                                                   -------          -------


CASH AND CASH EQUIVALENTS, END OF PERIOD                                           $   469          $   731
                                                                                   =======          =======
SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid during the period for:
    Interest .................................................................     $    38          $    72
    Income taxes .............................................................     $    57          $   451

                           See accompanying footnotes

                                THE MACLEOD GROUP

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        (UNAUDITED, DOLLARS IN THOUSANDS)


NOTE 1 - THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES:

THE COMPANY

The MacLeod Group (the Company) is a group of entities under common control that are primarily engaged in the recycling of both ferrous and non-ferrous metals, and other recycled materials, including glass, plastic and various scrap materials. The Company's processing facility is located in South Gate, California. The Company also operates several collection centers within the metropolitan Los Angeles area. The Company sells the majority of its scrap metal to customers in the United States. The MacLeod Group consists of five companies under common ownership, which are as follows:

MacLeod Metals Co., which began operations on July 1, 1969, is engaged in recovery of tin from "tin plate" and production of shredded steel scrap for use as precipitation iron by the copper mining industry. MacLeod Metals also provides management services and financial support to the four related companies in the group.

Trojan Trading Co., which began operations on July 1, 1991, is primarily involved in buying scrap communications and power cable from public utility companies and other manufacturers. Trojan Trading provides processing through related parties within the MacLeod Group and markets the finished product locally and internationally through trading and broker relationships.

Firma, Inc., which began operations in 1983, provides chopping services to scrap metal dealers and other companies within the MacLeod group.

Firma Plastic Co., Inc., which began operations in 1991, recycles plastic and rubber insulation cable jackets removed from communications and power cable during recovery of copper and aluminum scrap.

California Metals Recycling, Inc., which began operations in 1978, is primarily engaged in the recycling of "California Redemption Value" containers, including aluminum and non-aluminum cans, as well as miscellaneous scrap aluminum, brass, copper, stainless steel, newspaper and other recyclable items.

The Company entered into a letter of intent dated as of August 6, 1996, as amended, whereby Metal Management, Inc. (MTLM), formerly General Parametrics Corporation, would acquire all of the Company's outstanding stock in exchange for approximately 725,000 shares of MTLM common stock, warrants to purchase 175,000 shares of MTLM common stock and $7,100 ($6,600 of which was in the form of promissory notes). The transaction was approved by MTLM's board of directors on December 27, 1996. The closing of the transaction was effective January 1, 1997.

PRINCIPLES OF CONSOLIDATION/FINANCIAL STATEMENTS

The accompanying consolidated financial statements include the accounts of the entities under common control that comprise the Company. These financial statements have not been audited by independent accountants. However, in the opinion of management, all necessary adjustments, consisting only of normal, recurring adjustments necessary for a fair statement of the results of operations for the interim periods, have been made.

USE OF ESTIMATES

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates.

CASH, CASH EQUIVALENTS AND RESTRICTED CASH

Cash and cash equivalents include cash on hand, on deposit and highly liquid investments with original maturities of three months or less. Restricted cash represents funds on deposit with an outside lender related to outstanding current borrowings. These funds are not legally restricted from withdrawal.

ACCOUNTS RECEIVABLE

Accounts receivable are stated at net realizable value and represent amounts due from customers on product sales. Allowances of $68 and $79, at December 31, 1996 and 1995, respectively, have been provided for amounts not expected to be collected.

INVENTORIES

Inventories consist of ferrous and non-ferrous material, glass and plastic bottles and various other scrap materials and are carried at the lower of average cost or market, on a first-in, first-out basis.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost less accumulated depreciation. Depreciation is computed principally using the straight-line method over the estimated useful lives of the assets. The estimated economic lives are as follows:

Trucks and Containers                                     3-7 years
Machinery and Equipment                                   5-10 years
Office equipment, Trucks and Containers                   5-10 years
Plant facilities and Equipment                            3-15 years
Leasehold improvements                                    20 years

REVENUE RECOGNITION

The Company recognizes revenue when title passes to the customer, which is generally at the time of shipment.

INCOME TAXES

California Metals Recycling Company, Inc., and Firma Plastics Company, Inc., have each elected S-Corporation status, effective February 1, 1988, and January 1, 1993, respectively. The income and loss generated by a S-Corporation is subject to federal and state tax at the shareholder level rather than the entity level. Accordingly, no federal or state income tax provision (benefit) has been recorded in the consolidated financial statements for these entities.

Firma, Inc., Trojan Trading Company, and MacLeod Metals Company are each C-Corporations. In addition to a provision (benefit) for federal and state income taxes payable, the provision (benefit) recorded within the consolidated financial statements for the six-month periods ending December 31, 1996 and 1995, includes amounts for deferred income taxes resulting from changes between the tax basis of assets and liabilities and their reported amounts in the financial statements. The impact of change in tax rates on deferred tax assets and liabilities will be recognized as income or expense in the period in which the change is enacted.

NOTE 2 - INVENTORIES:

Inventories consist of the following:

                        December 31, 1996    December 31, 1995
                        -----------------    -----------------
Non-ferrous material          $2,684               $2,482
Other material                   169                  129
                              ------               ------
                              $2,853               $2,611
                              ======               ======

NOTE 3 - PROPERTY AND EQUIPMENT:

Property and equipment consist of the following:

                                     December 31, 1996    December 31, 1995
                                     -----------------    -----------------
Plant equipment                            $ 2,557               3,551
Plant facilities and improvements              871                 871
Vehicles                                       348                 373
Office equipment                                74                  72
                                           -------             -------
                                             3,850               4,867
Less:  accumulated depreciation             (3,263)             (4,322)
                                           -------             -------
                                           $   587             $   545
                                           =======             =======

NOTE 4 - ACCOUNTS PAYABLE AND ACCRUED EXPENSES:

Accounts payable and accrued expenses consist of the following:

                           December 31, 1996    December 31, 1995
                           -----------------    -----------------
Trade accounts payable          $1,140                $1,011
Accrued expenses                    37                   114
                                ------                ------
                                $1,177                $1,125
                                ======                ======

NOTE 5 - LINES OF CREDIT:

The entities that comprise the Company have various revolving lines of credit with commercial lenders that provide for an aggregate of $1,400 of revolving credit at interest rates that range from 0% to 2 1/2% in excess of the lenders prime rate. The lines are unsecured, and no commitment fees are paid on the unused portion of the lines of credit.

At December 31, 1996 and 1995, the balances outstanding under the line of credit were $800 and $950, respectively. A provision of the related covenants requires that a cash balance of $400 be maintained by the Company with the lenders. The maintenance of this balance secures the Company a lower interest rate. These funds are not restricted by the lending institution from withdrawal; however, if the average quarterly balance is not at least equal to this amount, the Company is subject to an additional charge equal to the $400 less the shortfall multiplied by 110% of the effective interest rate. At December 31, 1996 and 1995, the Company was in compliance with this covenant.

NOTE 6 - LONG-TERM DEBT:

Long term debt consists of the following:

                               December 31, 1996      December 31, 1995
                               -----------------      -----------------
Long-term debt                        $ 402                 $ 458
Less:  current portion                  (65)                  (65)
                                      -----                 -----
Total long-term debt                  $ 337                 $ 393
                                      =====                 =====

In 1981, the Company received financing from the proceeds of the issuance of Pollution Control Bonds by the State of California. The loan is payable in monthly installments plus interest that varies from 4% to 6%. The underlying loan agreements are guaranteed by the Small Business Association (SBA) and require monthly base loan payments in amounts necessary to fund annual redemption and interest. Funds received in excess of current interest and principal reductions accumulate for the benefit of the Company in a restricted cash account. In addition, a deposit is maintained equal to three months of base loan payments plus interest earned. The Company's plant and equipment are security for the indebtedness.

As of December 31, 1996, long-term debt is scheduled to mature during fiscal years ending December 31 as follows:

           1997                                $ 65
           1998                                  75
           1999                                  75
           2000                                  80
           2001                                  85
           Thereafter                            22
                                               ----
                                               $402
                                               ====

NOTE 7 - INCOME TAXES:

The (benefit) provision for income taxes consists of the following for the six months ended:

                         December 31, 1996     December 31, 1995
                         -----------------     -----------------
Current:
     Federal                   $  73                 $(155)
     State                        34                   (69)
                               -----                 -----
                                 107                  (224)
Deferred:
     Federal                    (110)                  (90)
     State                       (36)                   (0)
                               -----                 -----
                                (146)                  (90)
                               -----                 -----
          Total                $ (39)                $(314)
                               =====                 =====

Deferred income tax assets (liabilities) consist of the following:

                                         December 31, 1996     December 31, 1995
                                         -----------------     -----------------
Deferred tax assets -
Book vs. state tax depreciation                $  10                 $  20
Section 267 expenses deductible
      when paid                                  238                   445
                                               -----                 -----
                                                 248                   465
                                               -----                 -----
Deferred tax liabilities -
Cash tax to accrual book
      adjustment                                (303)                 (499)
                                               -----                 -----
   Net deferred tax liability                  $ (55)                $ (34)
                                               =====                 =====

Income tax (benefit) provision as reflected in the consolidated statement of income differs from amounts computed by applying the statutory federal corporate tax rate to income before income taxes as follows for the six months ending December 31, 1996:

Income tax (benefit) provision
  at statutory rate                          $(39)
State income tax, net of
  federal tax benefit                          (7)
Other                                           7
                                             ----
                                             $(39)
                                             ====

As described in NOTE 1, certain entities that comprise the Company have elected S-Corporation status, under which the income or loss of the entity is subject to federal and state tax at the shareholder level rather than the entity level.

The Company uses depreciable lives and methods under federal income tax guidelines for financial reporting purposes, and therefore does not typically generate deferred taxes related to fixed assets. The net deferred tax liability is the result of temporary differences resulting from one of the entities within the Company that uses the cash method for income tax purposes.

NOTE 8 - STOCKHOLDERS' EQUITY:

The MacLeod Group consists of five companies with separate shares of common stock, which are as follows:

MacLeod Metals Co. has authorized 250 shares of common stock at $.1 par value. At December 31, 1996, 250 shares were issued and outstanding.

Trojan Trading Co. has authorized 100 shares of common stock at no par value. At December 31, 1996, 100 shares were issued and outstanding.

Firma, Inc. has authorized 50,000 shares of common stock at no par value. At December 31, 1996, 1,000 shares were issued and 750 shares were outstanding.

Firma Plastic Co., Inc. has authorized 100 shares of common stock at no par value. At December 31, 1996, 100 shares were issued and outstanding.

California Metals Recycling, Inc. has authorized 100,000 shares of common stock at no par value. At December 31, 1996, 5,000 shares were issued and outstanding.

NOTE 9 - COMMITMENTS AND CONTINGENCIES:

The company leases land, vehicles and equipment under noncancelable operating lease agreements. The leases expire at various dates through January 1998. As of December 31, 1996, future minimum lease payments under these agreements for fiscal years ending December 31 are as follows:

1997                             $460
1998                               32
                                 ----
                                 $492
                                 ====

Rent expense totaled $203 and $220 for the six months ended December 31, 1996 and 1995, respectively.

NOTE 10 - RELATED PARTY TRANSACTIONS:

Some of the Company's leases are with its shareholders for land and buildings at the Company's South Gate location. Related rental expense was $ 186 for both the six-month periods ending December 31, 1996 and 1995, respectively.

NOTE 11 - FAIR VALUE OF FINANCIAL INSTRUMENTS:

Fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement. The following table summarizes financial instruments by individual balance sheet account for the Company at December 31, 1996:


                                       Carrying Amount    Fair Value
                                       ---------------    ----------
Financial assets:
Cash and cash equivalents                   $  460          $  460
Trade accounts receivable                    2,336           2,336
Restricted cash                                166             166
                                            ------          ------
Total financial assets                      $2,962          $2,962
                                            ======          ======
Financial liabilities:
Accounts payable                             1,141           1,141
Long-term debt (including current)           1,202           1,212
                                            ------          ------
Total financial liabilities                 $2,343          $2,253
                                            ======          ======

Fair value of financial instruments classified as current assets or liabilities approximates carrying value due to the short-term maturities of the instruments. Fair value of long-term debt instruments is based on market prices where available or current borrowing rates available for financing with similar terms and maturities.

NOTE 12 - CONCENTRATION OF CREDIT RISK AND MAJOR CUSTOMERS:

The majority of the Company's business activity is conducted with scrap metal recyclers located within the United States. At December 31, 1996 and 1995, the Company's receivables from companies in the scrap metal recycling industry were approximately $792 and $707, respectively.

The Company's three largest customers, on a combined basis, represented 49% and 43% of revenues for the six months ended December 31, 1996 and 1995, respectively. The Company's single largest customer represented 27% and 16% of revenues for the six months ended December 31, 1996 and 1995, respectively.